EXHIBIT V

                               TO

                          SCHEDULE 13G

                           UNDER THE

	                SECURITIES EXCHANGE ACT OF 1934


IDS Financial Corporation, an American Express Company, disclaims beneficial ownership to the common shares of Phelps Dodge Corporation held by the following American Express Companies.


      Lehman Brothers                      137,460 Shares




IDS Financial Corporation



By:         /s/ Robert F. Erdman
Name:           Robert F. Erdman
Title:          Assistant Treasurer